Exhibit 99.1

Aterian Reports First Quarter 2023 Results

Reports First Quarter 2023 Net Revenue of $34.9 Million

Announces Headcount Reduction Geared to Achieve Adjusted EBITDA Profitability Target

NEW YORK, May 9, 2023 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced results for the first quarter ended March 31, 2023.

First Quarter Highlights

•
First quarter 2023 net revenue declined 16.3% to $34.9 million, compared to $41.7 million in the first quarter of 2022.
•
First quarter 2023 gross margin declined to 54.8%, compared to 56.6% in the first quarter of 2022, primarily reflecting the impact of our strategy of liquidating high-cost inventory.
•
First quarter 2023 contribution margin declined to 5.9% from 9.2% in the first quarter of 2022, primarily reflecting the impact of our strategy of liquidating high-cost inventory.
•
First quarter 2023 operating loss improved to $(25.0) million compared to a loss of $(36.3) million in the first quarter of 2022. First quarter 2023 operating loss includes ($2.3) million of non-cash stock compensation and a non-cash loss on impairment of intangibles of ($16.7) million, while first quarter 2022 operating loss included a gain of $2.8 million from the net change in fair value and settlement of earn-out liabilities, ($29.0) million of impairment loss on goodwill, and ($2.9) million of non-cash stock compensation.
•
First quarter 2023 net loss of $(25.8) million decreased from $(42.8) million loss in the first quarter of 2022. First quarter 2023 net loss includes ($2.3) million of non-cash stock compensation, a non-cash loss on impairment of intangibles of ($16.7) million, and a gain on fair value of warrant liability of $0.4 million, while first quarter 2022 net loss included a gain of $2.8 million from the net change in fair value and settlement of earn-out liabilities, ($29.0) million of impairment loss on goodwill, and ($2.9) million of non-cash stock compensation, a gain on extinguishment of debt of $2.0 million and ($7.7) million in net charges from the changes in fair-value of warrants and initial issuance of equity.
•
First quarter 2023 adjusted EBITDA loss improved to $(4.3) million from $(4.5) million in the first quarter of 2022.
•
Total cash balance at March 31, 2023 was $33.9 million.

“Despite weakness in consumer demand, we are continuing to execute on our goal of becoming adjusted EBITDA profitable in the second half of this year,” commented Yaniv Sarig, Co-Founder and Chief Executive Officer of Aterian. “To that end today we announced a headcount reduction that will save an annualized $6 million toward our target of adjusted EBITDA profitability. It is a difficult decision but one that will put Aterian on a better footing with a solid balance sheet. This cost savings coupled with our portfolio’s market share position will allow us to build forward with emphasis and focus on both growth and profitability.”

Headcount Reduction

The Company plans to reduce expenses by implementing a reduction in its current workforce leading to approximately $6.0 million of annualized savings. This headcount reduction will impact approximately 70 employees and 30 contractors, primarily in the Philippines. The reduction in headcount is part of the Company’s strategy to increase efficiency and to drive focus as part of its second half 2023 adjusted EBITDA profitability goal. The Company expects to substantially complete the reduction in headcount by the end of the second quarter of 2023. The Company expects to recognize restructuring charges in connection with the headcount reduction plan, primarily from severance, of between $1.0 million to $1.3 million. The Company expects the charges will be recognized primarily in the second quarter of 2023, with the majority of such charges anticipated to be paid by the end of the third quarter of 2023.

As part of this headcount reduction, our Chief Supply Chain Officer, Michal Chaouat-Fix, will be transitioning away from the Company. Arturo Rodriguez, our Chief Financial Officer, will also assume the additional responsibilities of supply chain and operations as our Interim Chief Operating Officer. In addition, Tim Stanton, our Chief E-Commerce Officer, will transition away from the Company, Phil Lepper, our Senior Vice President of Revenue will assume Tim’s responsibilities.

Second Quarter 2023 & Second Half of 2023 Outlook

For the second quarter of 2023, taking into account the current global environment and inflation, we believe that net revenue will be between $37 million and $44 million. For the second quarter of 2023, the Company expects an Adjusted EBITDA loss of between $(5.2) million to $(6.2) million including the restructuring charges from our headcount reductions.

As a result of the headcount reduction, the Company is reconfirming its prior guidance of expecting to be Adjusted EBITDA profitable in the second half of 2023.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures” section below. The most directly comparable GAAP financial measure for EBITDA and Adjusted EBITDA is net loss and we expect to report a net loss for the three months ending March 31, 2023 and the second half of 2023, due primarily to interest expense and stock-based compensation expense. We are unable to reconcile the forward-looking statements of EBITDA and Adjusted EBITDA in this press release to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, May 9, 2023, at 5:00 p.m. Eastern Time, which will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial (833) 636-1351 and participants from outside the U.S. should dial (412) 902-4267 and ask to be joined into the Aterian, Inc. call. Participants may also access the call through a live webcast at https://ir.aterian.io. The archived online replay will be available for a limited time after the call in the Investors Relations section of the Aterian website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER), is a leading technology-enabled consumer products platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has numerous owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our goal to achieve adjusted EBITDA profitability in the second half of 2023, our portfolio’s market share position and the Company’s strategy of increasing efficiency and driving focus. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the global shipping disruptions, our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, including its impact on consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to maintain and to grow market share in existing and new product categories; our ability to continue to profitably sell the SKUs we operate; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

aterian.io

ATERIAN, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2022	March 31, 2023
ASSETS
Current assets:
Cash	$43,574	$33,911
Accounts receivable, net	4,515	3,486
Inventory	43,666	40,378
Prepaid and other current assets	8,261	6,870
Total current assets	100,016	84,645
Property and equipment, net	853	830
Other intangibles, net	54,757	36,392
Other non-current assets	813	753
Total assets	$156,439	$122,620
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Credit facility	$21,053	$19,103
Accounts payable	16,035	8,955
Seller notes	1,693	1,303
Accrued and other current liabilities	14,254	13,045
Total current liabilities	53,035	42,406
Other liabilities	1,452	1,447
Total liabilities	54,487	43,853
Commitments and contingencies (Note 9)
Stockholders' equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized and 80,752,290 and 81,134,161 shares outstanding at December 31, 2022 and March 31, 2023, respectively	8	8
Additional paid-in capital	728,339	730,825
Accumulated deficit	(625,251)	(651,051)
Accumulated other comprehensive loss	(1,144)	(1,015)
Total stockholders’ equity	101,952	78,767
Total liabilities and stockholders' equity	$156,439	$122,620

ATERIAN, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2023
Net revenue	$41,673	$34,879
Cost of good sold	18,066	15,782
Gross profit	23,607	19,097
Operating expenses:
Sales and distribution	22,974	20,226
Research and development	1,144	1,247
General and administrative	9,541	5,959
Impairment loss on goodwill	29,020	—
Impairment loss on intangibles	—	16,660
Change in fair value of contingent earn-out liabilities	(2,775)	—
Total operating expenses	59,904	44,092
Operating loss	(36,297)	(24,995)
Interest expense, net	802	371
Gain on extinguishment of seller note	(2,012)	—
Loss on initial issuance of equity	5,835	—
Change in fair value of warrant liability	1,879	354
Other (income) expense, net	(25)	54
Loss before income taxes	(42,776)	(25,774)
Provision for income taxes	—	26
Net loss	$(42,776)	$(25,800)
Net loss per share, basic and diluted	$(0.78)	$(0.34)
Weighted-average number of shares outstanding, basic and diluted	55,141,448	76,732,539

ATERIAN, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2022	2023
OPERATING ACTIVITIES:
Net loss	$(42,776)	$(25,800)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,846	1,762
Provision for (recovery of) sales returns	109	(223)
Amortization of deferred financing cost and debt discounts	106	106
Stock-based compensation	2,865	2,317
Gain from decrease of contingent earn-out liability fair value	(2,775)	—
Change in inventory provisions	—	(1,023)
Loss in connection with the change in warrant fair value	1,879	354
Gain in connection with settlement of note payable	(2,012)	—
Loss on initial issuance of equity	5,835	—
Impairment loss on goodwill	29,020	—
Impairment loss on intangibles	—	16,660
Changes in assets and liabilities:
Accounts receivable	4,608	1,028
Inventory	(12,380)	4,312
Prepaid and other current assets	410	751
Accounts payable, accrued and other liabilities	95	(7,661)
Cash used in operating activities	(13,170)	(7,417)
INVESTING ACTIVITIES:
Purchase of fixed assets	(16)	(33)
Purchase of Step and Go assets	—	(125)
Cash used in investing activities	(16)	(158)
FINANCING ACTIVITIES:
Proceeds from equity offering, net of issuance costs	27,007	—
Repayments on note payable to Smash	(1,084)	(398)
Borrowings from MidCap credit facilities	30,357	20,549
Repayments for MidCap credit facilities	(33,845)	(22,602)
Insurance obligation payments	(719)	(534)
Cash provided (used) by financing activities	21,716	(2,985)
Foreign currency effect on cash, cash equivalents, and restricted cash	(171)	129
Net change in cash and restricted cash for the year	8,359	(10,431)
Cash and restricted cash at beginning of year	38,315	46,629
Cash and restricted cash at end of year	$46,674	$36,198
RECONCILIATION OF CASH AND RESTRICTED CASH:
Cash	44,281	33,911
Restricted Cash—Prepaid and other current assets	2,264	2,158
Restricted cash—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$46,674	$36,198

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$357	$538
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration paid to contractors	$—	$321
Fair value of warrants issued in connection with equity offering	$18,982	$—
Issuance of common stock for settlement of seller note	$767	$—
Equity fundraising cost not paid	$166	$—

Non-GAAP Financial Measures

We believe that our financial statements and the other financial data included in this Quarterly Report have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the U.S. (“GAAP”). However, for the reasons discussed below, we have presented certain non-GAAP measures herein.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, profit and loss impacts from the issuance of common stock and/or warrants, changes in fair-market value of warrant liability, litigation settlements, impairment on goodwill and intangibles, gain from extinguishment of debt and other expenses, net. As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors. Specifically, Contribution margin and Contribution margin as a Non-GAAP Financial Measure percentage of net revenue are two of our key metrics in running our business. All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue. Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”) to gross profit to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as research and development expenses and general administrative expenses). By excluding these fixed costs, we believe this allows users of our financial statements to understand our products performance and allows them to measure our products performance over time.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

• our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;

• the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;

• depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

• changes in cash requirements for our working capital needs; or

• changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

• general and administrative expense necessary to operate our business; •research and development expenses necessary for the development, operation and support of our software platform;

• the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or

• changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Contribution Margin

Contribution margin represents gross profit less e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP:

	Three Months Ended March 31,
	2022	2023
	(in thousands, except percentages)
Gross Profit	$23,607	$19,097
Less:
E-commerce platform commissions, online advertising, selling and logistics expenses	(19,777)	(17,029)
Contribution margin	$3,830	$2,068
Gross Profit as a percentage of net revenue	56.6%	54.8%
Contribution margin as a percentage of net revenue	9.2%	5.9%

Adjusted EBITDA

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended March 31,
	2022	2023
	(in thousands, except percentages)
Net loss	$(42,776)	$(25,800)
Add:
Provision for income taxes	—	26
Interest expense, net	802	371
Depreciation and amortization	1,846	1,762
EBITDA	(40,128)	(23,641)
Other (income) expense, net	(25)	54
Change in fair value of contingent earn-out liabilities	(2,775)	—
Impairment loss on goodwill	29,020	—
Impairment loss on intangibles	—	16,660
Gain on extinguishment of seller note	(2,012)	—
Change in fair market value of warrant liability	1,879	354
Loss on original issuance of equity	5,835	—
Litigation reserve	800	—
Stock-based compensation expense	2,865	2,317
Adjusted EBITDA	$(4,541)	$(4,256)
Net loss as a percentage of net revenue	(102.6)%	(74.0)%
Adjusted EBITDA as a percentage of net revenue	(10.9)%	(12.2)%

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i. Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) and other sources. This phase also includes revenue from new product variations and relaunces. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These primarily reflect the estimated variable costs related to the sale of a product.

ii. Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target of positive 15% net margin for most products, within approximately three months of launch on average. Net margin primarily reflects a combination of manual and automated adjustments in price and marketing spend.

iii. Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. Products can also be liquidated as part of inventory normalization especially when steep discounts are required.

The following tables break out our first quarter of 2022 and 2023 results of operations by our product phases (in thousands):

		Three months ended March 31, 2022
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$37,964	$837	$2,872	$—	$—	$41,673
Cost of goods sold	15,749	411	1,906	—	—	18,066
Gross profit	22,215	426	966	—	—	23,607
Operating expenses:
Sales and distribution expenses	17,479	535	1,762	2,851	347	22,974
Research and development	—	—	—	870	274	1,144
General and administrative	—	—	—	7,217	2,324	9,541
Impairment loss on goodwill	—	—	—	29,020	—	29,020
Change in earn-out liability	—	—	—	(2,775)	—	(2,775)
		Three months ended March 31, 2023
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$28,631	$158	$6,090	$—	$—	34,879
Cost of goods sold	11,678	92	4,012	—	—	15,782
Gross profit	16,953	66	2,078	—	—	19,097
Operating expenses:
Sales and distribution expenses	13,353	119	3,557	2,526	671	20,226
Research and development	—	—	—	813	434	1,247
General and administrative	—	—	—	4,747	1,212	5,959
Impairment loss on intangibles	—	—	—	16,660	—	16,660